TECHE
                                HOLDING COMPANY
                              Franklin, Louisiana



                                                                     FOR RELEASE
                                                  JANUARY 25, 2007, 8:30 AM, CDT
                                                 For More  Information  Contact:
                                                                 Patrick  Little
                                                               President and CEO
                                                                  (337) 560-7151

             TECHE HOLDING COMPANY ANNOUNCES 11.4% EARNINGS INCREASE


     FRANKLIN, LA (AMEX: TSH)--Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2006, the first quarter of fiscal 2007.

     Earnings for the quarter ended December 31, 2006 amounted to $1.8 million or $0.78 per diluted share, compared to $1.6 million or $0.70 per diluted share for the same quarter in fiscal 2006, an increase of $0.08 per share, or 11.4%

      "Teche earnings this quarter showed solid results," said Little, "with increases in both net interest income and non-interest income."

The Company reported the following key achievements:

     o Quarterly Net Income increased 11.4%, or $0.08 per diluted share, an increase of $178,000, as compared to the same period last year.

     o Quarterly Net Interest Income increased 5.9%, an increase of $317,000 to $5.7 million, from $5.4 million last year.

     o Quarterly Non-Interest Income increased 15.0%, an increase of $455,000 to $3.5 million, from $3.0 million last year.

     o Total Deposits, in the past three months, increased 1.6% or $8.3 million to $545.9 million from $537.5 million at September 30, 2006. SmartGrowth Deposits accounted for $13.1 million, or 157% of the increase.

     o    Net Loans,  in the past three months,  increased 1.8 % or $9.3 million
          to  $529.8   million  from  $520.5  million  at  September  30,  2006.
          SmartGrowth Loans accounted for $9.3 million or 100% of the increase.

     o Commercial Loans, in the past three months, increased 3.5%, or $4.8 million to $141.9 million from $137.0 million at September 30, 2006.

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

     o Quarterly Dividends increased to $0.30 per share compared to $0.26 per share for the quarter ended December 31, 2005, an increase of 15.4%. Dividends have increased for fifteen consecutive quarters.

Loan and Deposit Growth

     Net Loans Receivable increased to $529.8 million at December 31, 2006, from $520.5 million at September 30, 2006, a three-month increase of $9.3 million, or 1.8%. SmartGrowth Loans grew $9.3 million, or 2.8% to $345.8 million.

     Total Deposits increased to $545.9 million at December 31, 2006, from $537.5 million at September 30, 2006 a three-month increase of $8.3 million or 1.6%. SmartGrowth Deposits grew $13.1 million, or 5.4% to $253.4 million.

SmartGrowth Loans and Deposits

      SmartGrowth Loans, consisting of commercial loans, home equity loans, alternative mortgage loans and consumer loans, were $345.8 million, or 64.7% of total loans at December 31, 2006, compared to $336.5 million, or 64.0% at September 30, 2006, a three month increase of $9.3 million, or 2.8%.

     "Overall, for the past quarter, SmartGrowth loan originations have been excellent," said Little. The Bank continued to post growth in both commercial and consumer Loans. Commercial loan balances at December 31, 2006 amounted to $141.9 million, compared to $137.0 million at September 30, 2006, an increase of $4.8 million or 3.5%. Consumer loan balances at December 31, 2006 amounted to $67.5 million, compared to $61.9 million at September 30, 2006, an increase of $5.5 million, or 8.9%.

     The Company's SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits grew $13.1 million to $253.4 million or 5.4% at December 31, 2006, from $240.3 million at September 30, 2006. SmartGrowth Deposits amount to 46.4% of total deposits as of December 31, 2006.

     Checking account balances at December 31, 2006 increased $4.2 million, or 3.5%, to $122.1 million from $118.0 million at September 30, 2006. Checking account balances now account for 22.4% of total deposits. Net Interest Income

     Net Interest Income for the three months ended December 31, 2006 amounted to $5.7 million compared to $5.4 million for the quarter ended December 31, 2005, an increase of $317,000, or 5.9%.

     The increase in Net Interest Income was primarily due to increases in both deposit and loan balances and decreases in both FHLB advance balances and balances in cash and securities.

Asset Quality

         Non-performing Assets to Total Assets decreased slightly to 0.70% at December 31, 2006, compared to 0.73% at September 30, 2006.

         The ratio of non-performing assets to total assets remains somewhat above historically lower levels and consists of primarily residential credits and, to a lesser extent, includes some consumer and commercial loans.

Increase in Dividends

         Since June 12, 2003, the Company has increased dividends for fifteen consecutive quarters and on December 29, 2006 paid a $0.30 per share quarterly dividend. Based on the closing price of the Company's common stock on December 29, 2006 of $51.50, the annualized dividend yield was 2.33%.

Net Interest Margin

         Net interest margin amounted to 3.51% for the three-month period ended December 31, 2006; compared to 3.39%, for the three-month period ended December 31, 2005.

         "We are pleased that our net interest margin has remained steady, despite the challenging interest rate environment," said Little. "This is the result of our SmartGrowth strategy, and has enabled us to grow Net Interest Income 5.9% over the last three months."

Non-Interest Income

         Non-interest income for quarter ended December 31, 2006 amounted to $3.5 million, compared to $3.0 million for quarter ended December 31, 2005, an increase of $455,000, or 15.0%. Non-interest income for quarter ended December 31, 2005 included a $187,000 pre-tax gain on the sale of unused land. Non-interest income for the quarter ended December 31, 2006 included a $19,000 pre-tax gain on the sale of securities. Non-interest income in 2005 was impacted by large-scale waivers of fees associated with recovery from Hurricanes Katrina and Rita.

         Non-interest income amounted to 38.1% of operating income for the quarter ended December 31, 2006, compared to 36.2% for the three months ended December 31, 2005. Deposit service charges amounted to 91.7% of total non-interest income for the quarter ended December 31, 2006, compared to 84.1% for the quarter ended December 31, 2005.

Non-Interest Expense

         Non-interest Expense amounted to $6.4 million compared to $6.0 million for the three months ended December 31, 2005, primarily due to increased expenses associated with additional commercial loan staff and increased compensation expenses associated with stock benefit and retirement plans.

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

         Teche Federal Bank is the fourth largest publicly traded bank based in Louisiana. Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 50,000 customers. Teche Holding Company's common stock is traded under the symbol "TSH" on the American Stock Exchange.



     Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

                                      ###


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

                              TECHE HOLDING COMPANY
                  (Dollars in thousands, except per share data)
                                  Franklin, LA
                              Statements of Income
                                   (UNAUDITED)

                                                            Three Months Ended
                                                                December 31
                                                           2006          2005
                                                         --------      --------
Interest Income                                          $ 10,388      $  9,366
Interest Expense                                            4,709         4,004
                                                         --------      --------
Net Interest Income                                         5,679         5,362
Provision for Loan Losses                                      85            45
                                                         --------      --------
Net Interest Income after
  Provision for Loan Losses                                 5,594         5,317
Non Interest Income                                         3,498         3,043
Non Interest Expense                                        6,386         5,960
                                                         --------      --------
Income Before Gain on Sales of
  Securities and Income Taxes                               2,706         2,400
Gains on Sales of Securities                                   19             -
Income Taxes                                                  927           780
                                                         --------      --------

Net Income                                               $  1,798      $  1,620
                                                         ========      ========
Selected Financial Data
-----------------------

Dividends Declared Per Share                             $   0.30      $   0.26
Basic Earnings Per Common Share                          $   0.81      $   0.71
Diluted Earnings Per Common Share                        $   0.78      $   0.70
Annualized Return on Avg. Assets                             1.05%         0.95%
Annualized Return on Avg. Equity                            11.38%        10.57%
Annualized Return on Avg
 Tangible Equity (1)                                        12.21%        11.41%
Net Interest Margin                                          3.51%         3.39%
Non Interest Income/Avg. Assets                              2.03%         1.78%
Non Interest Expense/Avg. Assets                             3.71%         3.49%
Weighted avg. shares Outstanding
    Basic                                                   2,219         2,277
    Diluted                                                 2,293         2,317

AVERAGE BALANCE SHEET DATA
Total Assets                                             $687,688      $682,177
Earning assets                                           $635,086      $633,029
Loans                                                    $530,173      $488,229
Interest-bearing deposits                                $491,498      $479,974
Total deposits                                           $540,234      $522,502
Total stockholders' equity                               $ 63,180      $ 61,310

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax-effected basis. The amount was calculated using the following information:

Annualized Return on Avg. Tangible Equity
-----------------------------------------

Average Stockholders' Equity                             $ 63,180      $ 61,310
Less average goodwill and other intangible
  assets, net of related income taxes                       3,872         3,867
                                                         --------      --------
Average Tangible Equity                                  $ 59,308      $ 57,443
                                                         ========      ========

Net Income                                               $  1,798      $  1,620
Plus Amortization of core deposit
  Intangibles, net of related income taxes                     12            19
                                                         --------      --------
Net Income, as adjusted                                  $  1,810      $  1,639
                                                         ========      ========

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

                              TECHE HOLDING COMPANY
                  (Dollars in thousands, except per share data)
                                  Franklin, LA
                                 Balance Sheets
                                   (UNAUDITED)
                                       at

                                                 December 31, 2006       September 30, 2006

SmartGrowth Loans*                                   $ 345,784               $ 336,491
Mortgage Loans**                                       188,849                 188,902
                                                     ---------               ---------
                                                       534,633                 525,393
Allowance for Loan Losses                               (4,868)                 (4,890)
                                                     ---------               ---------
Loans Receivable, Net                                  529,765                 520,503

Cash and Securities                                    122,056                 123,973
Goodwill and Other Intangibles                           3,862                   3,881
Foreclosed Real Estate                                   1,143                   1,066
Other                                                   38,224                  36,327
                                                     ---------               ---------
TOTAL ASSETS                                         $ 695,050               $ 685,750
                                                     =========               =========

SmartGrowth Deposits***                              $ 253,377               $ 240,308
Time Deposits                                          292,511                 297,241
                                                     ---------               ---------
Total Deposits                                         545,888                 537,549

FHLB Advances                                           79,126                  77,386
Other Liabilities                                        5,587                   7,206
Stockholders' Equity                                    64,449                  63,609
                                                     ---------               ---------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                 $ 695,050               $ 685,750
                                                     =========               =========

Ratio of Equity to Assets                                 9.27%                   9.28%
Tangible Equity to Tangible Assets (2)                    8.77%                   8.77%
Book Value per Common Share                          $   29.12               $   28.68
Tangible Book Value Per Common Share (2)             $   27.41               $   26.95
Non-performing Assets/Total Assets                        0.70%                   0.73%
Shares Outstanding (in thousands)                        2,213                   2,218

*    Consumer, Commercial, Home Equity, and Alternative Mortgage Loans
**   Owner Occupied Conforming Mortgage Loans
***  Checking, Money Market and Savings Deposits

(2) Eliminates the effect of goodwill and the core deposit intangible assets and the related accumulated amortization on a tax-effected basis. The amount was calculated using the following information:

Stockholders' Equity                                 $  64,449               $  63,609
Less goodwill and other Intangible
  assets, net of related income taxes                   (3,801)                 (3,835)
                                                     ---------               ---------
Tangible Stockholders' Equity                        $  60,648               $  59,774
                                                     =========               =========

Total Assets                                         $ 695,050               $ 685,750
Less goodwill and other Intangible
  assets, net of related income taxes                   (3,801)                 (3,835)
                                                     ---------               ---------
Total Tangible Assets                                $ 691,249               $ 681,915
                                                     =========               =========

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